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                                                                   Exhibit 10.23


                              Mykrolis Corporation
                                 Patriots Park
                               Bedford, MA  01730

                                SEPARATION NOTE

                             Due:  IPO Closing Date
        (as defined in the Master Separation and Distribution Agreement, dated as of March 28, 2001)

$____________________                                       ______________, 2001

          On the fifteenth (15/th/) business day following the IPO Closing Date, FOR VALUE RECEIVED, Mykrolis Corporation, a Delaware corporation (the "Company"), hereby promises to pay to Millipore Corporation, a Massachusetts corporation ("Payee") OR ORDER the principal sum in the amount equal to the net proceeds to the Company from the IPO less the sum of: (i) the outstanding
                                     ----
balance under the Separation Revolving Credit Agreement plus (ii) all expenses
                                                        ----
related to the IPO plus (iii) _____________ Dollars. After maturity the Company
                   ----
shall pay interest on the unpaid principal amount hereof from the date of maturity at a rate equal to the Base Rate (as defined below) plus 1.5%. Interest shall be payable on demand. As used herein the term "Base Rate" shall mean the base rate of interest charged on corporate loans posted by at least seventy-five percent (75%) of the nation's thirty (30) largest banks, as from time to time reported as the "Prime Rate" by The Wall Street Journal; changes in the Base
                                -----------------------
Rate shall be effective on the first business day of each calendar quarter. Payment of principal, interest and all sums payable under (S)7 hereof shall be payable at the principal office of the Payee. The payment of principal and interest payable hereunder and the payment of all sums payable under (S)7 hereof shall be made without necessity of presentation hereof by check or wire transfer, drawn in immediately available funds, payable to the order of the holder hereof. Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Master Separation and Distribution Agreement, dated as of March 28, 2001.

          (S)1  Application of Payments.  Any payment of the indebtedness
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evidenced by this Note shall be applied (i) first, to the payment of the interest accrued hereunder to the date of payment, (ii) then, to the payment of all (if any) costs and expenses due and payable under (S)7 hereof on the date of payment, and (iii) finally, to the payment of the unpaid principal of this Note.

          (S)2  Certain Affirmative Covenants of the Company.  The Company
                ---------------------------------------------
covenants and agrees that for so long as this Note is outstanding and unpaid either as to the principal hereof or as to interest hereon, it will comply with the following:

           (S)2.1  Punctual Payment.  The Company will duly and punctually pay
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all principal and interest hereunder, and all amounts payable pursuant to (S)7 below strictly in accordance with the terms and conditions of this Note.
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                                     --2--

           (S)2.2  Corporate Existence.  Maintain the Company's valid existence
                   --------------------
as a corporation under the laws of the State of Delaware;

           (S)2.3  Compliance.  Comply with the Company's Certificate of
                   ----------
Incorporation and with the Delaware Business Corporation Act; comply with all other laws, governmental regulations, rules and ordinances, and will all judicial orders, judgments and decrees applicable to the Company, its business or its properties (except while the Company is in good faith by appropriate proceedings contesting the validity of any of the foregoing); and keep adequate and proper records and books of account in accordance with generally accepted accounting principles consistently maintained (except as the Company shall decide to make any change in accounting methods or practices which is consistent with generally accepted accounting principles);

           (S)2.4  Taxes.  Punctually pay and discharge or cause to be paid and
                   -----
discharged all taxes, assessments and governmental charges lawfully imposed upon the Company or any of its property, or upon any of its income, revenues or profits; provided, however, that nothing contained in this (S)2.4 shall require
         --------  -------
the Company to pay or discharge any tax, assessment or governmental charge so long as the Company shall be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto (segregated to the extent required by generally accepted accounting principles);

           (S)2.5  Maintain Properties.  At all times maintain, preserve and
                   -------------------
keep the Company's properties and assets in such repair, working order and condition that the business carried on by the Company in connection therewith may be properly and advantageously conducted.

           (S)3    Negative Covenants of the Company.  The Company covenants and
                   ----------------------------------
agrees that for so long as this Note is outstanding and unpaid either as to the principal hereof or as to interest hereon, the Company will not (unless the holder of this Note shall have otherwise expressly consented thereto in writing):

           (S)3.1  Liens, etc.  Create, assume or suffer to exist any mortgage,
                   ----------
pledge, lien, charge or other encumbrance of any kind on any of the Company's property, assets, income or revenues, except liens securing indebtedness of the Company for borrowed money to any bank or trust company whether outstanding on the date of this Note or thereafter created or incurred.

           (S)3.2  Merger or Sale.  Consolidate or merge with or into any other
                   --------------
corporation; or divide into two or more corporations; or sell, transfer or otherwise dispose of all or substantially all of the Company's property, assets, income or revenues.

           (S)4    Events of Default.  If any one or more of the following
                   -----------------
events (herein called "Events of Default") shall occur, that is to say:

           (S)4.1  Failure to Pay.  Any payment of principal or interest
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required by this Note or any sums payable under (S)7 hereof shall not be paid by the Company punctually when and as the same shall become due and payable;
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                                     --3--

           (S)4.2  Performance of Obligations.  The Company shall fail to
                   --------------------------
perform, comply with or observe, or shall otherwise breach, any of the affirmative covenants set forth in Section 2 above or of the negative covenants set forth in Section 3 above or any other covenant, agreement or condition contained herein and such failure or breach shall have continued for more than thirty (30) days after the date on which the Company shall have first become aware of such failure or breach;

           (S)4.4  Bankruptcy, Insolvency, etc.  The Company shall be
                   ---------------------------
adjudicated a bankrupt or insolvent; a petition for proceedings in bankruptcy or liquidation or for the reorganization or the readjustment of the indebtedness of the Company under applicable bankruptcy or insolvency laws now or hereafter existing shall be filed against the Company and the Company shall admit the material allegations thereof; an order, judgment or decree shall be made approving any such petition, and such order, judgment or decree shall not be vacated, set aside or stayed within sixty (60) days after its entry; or any receiver, administrator, liquidator or trustee shall be appointed for the Company or for all or any part of the property of the Company, and such receiver, administrator, liquidator or trustee shall not be discharged or his jurisdiction shall not be relinquished, vacated or stayed, on appeal or otherwise, within sixty (60) days after his appointment;

then in any such case, the holder of this Note may, by giving notice to the Company, declare the entire unpaid principal amount of this Note, all of the unpaid interest accrued hereunder and all (if any) sums payable under (S) 7 hereof to be immediately due and payable, and thereupon, all of such principal, interest and other sums shall forthwith become and be immediately due and payable by the Company without presentment, demand, protest, any further notice or any other formalities of any kind, all of which are hereby expressly waived by the Company.

          (S)5  Waivers.  No failure or delay on the part of the holder of this
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Note in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any such right, remedy, power or privilege or of any other right, remedy, power or privilege of the holder of this Note hereunder.

          (S)6  Holder.  The Company and all other persons may treat the last
                -------
holder of this Note of whom the Company shall have received written notice as the original holder hereof for the purpose of receiving payment of the principal of and the interest on this Note and for all other purposes and the Company, and every successive holder of this Note, by accepting or holding the same, consents to and agrees with the provisions of this Note.

          (S)7  Enforcement and Collection Costs, Etc.  In the event this Note
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shall be placed in the hands of attorneys for the enforcement of any covenant, agreement or obligation set forth herein, the Company absolutely and unconditionally agrees to pay to the holder of this Note on demand, in addition to principal, interest and all other sums payable under or in respect of this Note or the indebtedness evidenced hereby, all costs and expenses of enforcement or collection, including all reasonable attorney's fees, incurred or sustained by or on behalf of the holder of this Note.
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                                     --4--

          (S)8  Law Governing.  This Note is being executed and delivered in the
                --------------
Commonwealth of Massachusetts and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

          (S)9  Severability, Etc.  It is hereby expressly agreed by the
                -----------------
Company and the holder hereof that nothing herein contained shall be so construed as to require the Company to pay interest at a rate which is greater than the rate for which it is now lawful to contract or to require the Company to make any payment or do any other act contrary to law. In case any one or more of the provisions contained in this Note shall be invalid, illegal or unenforceable in any respect under any law applicable thereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          (S)10 Notices, Etc.   All notices, requests, consents and other
                ------------
communications hereunder shall be in writing, either delivered in hand or sent by first-class mail, postage prepaid, or by telex, addressed as follows:

  (i)  if to the Company, at         Patriots Park
                                     Bedford, MA 01730; or

  (ii) if to Payee at:               80 Ashby Road
                                     Bedford, Massachusetts 01730.

The Company and every endorser or guarantor of this Note or the obligations represented hereby waive presentment, demand, notice, protest, notice of intent to accelerate, notice of acceleration, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable on this Note or the obligations represented hereby.

      IN WITNESS WHEREOF, the said Mykrolis Corporation, a Delaware Corporation, has caused this Note to be signed by its duly authorized officer.

      Dated:  ____________, 2001             Mykrolis Corporation


                                             By:
                                                --------------------------
                                                 Name:
                                                 Title: